Exhibit 10.37

                        COLORADO BREEDING FARM AGREEMENT


     THIS AGREEMENT is made and entered into as of this 21 day of April, 1997 by and between Alliance Farms Cooperative Association, of 3315 North Oak
Trafficway, Kansas City, Missouri 64116, (hereinafter "Alliance");   Triple R of
Yuma, Colorado (hereinafter "Producer"); and Farmland Industries, Inc. of 3315 North Oak Trafficway, Kansas City, Missouri 64116 (hereinafter "Farmland").

     WHEREAS, Producer has facilities suitable for the feeding of swine (the "Facilities"),

     WHEREAS, Farmland and Producer have entered into a Colorado Grow/Finish Agreement, dated 8/4/92, 4/4/94, 7/1/96 for the care and feeding of swine ("Grow/Finish Agreement"),

     WHEREAS, Alliance desires to contract for the use of Producer's Facilities for the feeding and care by Alliance of development gilts owned by Alliance.

     NOW, THEREFORE, the parties agree as follows:

1. ACCESS. Producer specifically agrees that at all times during the term of this Agreement, Alliance, its agents, employees and representatives shall have the absolute and irrevocable right to enter upon the lands constituting Producer's farm, the Facilities and any other designated swine production area to conduct all activities associated with the care and management of Alliance's gilts. Producer further agrees that Producer shall restrict the access of Producer, its agents, employees and representatives to the Facilities to conduct only those limited activities required by this Agreement.

2. MANAGEMENT RESPONSIBILITIES. Alliance shall arrange for the delivery of gilts to the Facilities at Alliance's expense. The gilts shall be delivered in such numbers and in such intervals as determined by Alliance in its sole discretion (each such delivery shall hereinafter be referred to as a "Lot"). Alliance shall be solely responsible for the daily management and care of the gilts. Alliance shall provide and deliver to the Facilities all feed, grain, proteins, minerals, and medications (hereinafter collectively referred to as "Supplies"). All Supplies remain the property of Alliance and any Supplies remaining after the gilts have been removed from the Facilities may be picked up by Alliance. Alliance shall be responsible for the provision and payment of all utilities and labor necessary for the operation of the Facilities. Such payment for utilities shall be mutually determined in good faith by Alliance and Producer.

3.  PRODUCER RESPONSIBILITIES.  Producer shall be responsible for the following:

     a) Maintenance of the Facilities and all equipment located therein in proper functioning order.

     b) Disposal of waste as required by all applicable governmental regulations and good management practices.

     c) Obtaining and maintaining all required governmental permits necessary to own the Facilities and to comply with Producer's responsibilities and obligations as detailed herein.

     d) Maintaining all weather service roads to the Facilities in good condition, free of any overhanging wires or other obstacles, with adequate space for turning swine transport and service vehicles. Failure to so maintain service roads and turning areas will result in Producer's liability for any towing charges or other damages incurred by Alliance.
     e) Implementation of rodent and fly control procedures around the Facilities.

     f)   Providing power washer for cleaning of the Facilities.

     g) Power washing and disinfecting the inside of the Facilities and feeders prior to admittance of the first Lot.

     h)   Keeping dogs, cats and other domestic animals out of the Facilities.

     i) Providing Alliance unrestricted access to the Facilities to conduct activities associated with this Agreement.


4. SUSPENSION OF GROW/FINISH AGREEMENT. During the term or earlier termination of this Agreement, Farmland and Producer agree that:

     a) all of Farmland's responsibilities to Producer, including, but not limited to the obligation to make payment to Producer, under the Grow/Finish Agreement shall be suspended.

     b) all of Producer's performance obligations to Farmland under the Grow/Finish Agreement as to the care and feeding of swine provided by or on behalf of Farmland shall be suspended.

     c) Farmland shall not be required to pay the Minimum Annual Payment (as said term is defined in the Grow/Finish Agreement) or any portion thereof, as required under the Grow/Finish Agreement for any period attributable to the term in which this Agreement is in effect.

     d) a default or breach by Alliance of its responsibilities and obligations under this Agreement shall not constitute a default or breach under the Grow/Finish Agreement.

     e) a default or breach by Producer of its responsibilities and obligations under this Agreement shall constitute a default or breach under the Grow/Finish Agreement.

The foregoing rights and responsibilities of Farmland and Producer under the Grow/Finish Agreement shall resume upon the termination of this Agreement; provided, however, this Agreement shall act to extend the original term of the Grow/Finish Agreement for the length of this Agreement.

5. INSURANCE. Producer shall maintain, at Producer's expense, a general liability insurance policy providing a minimum of $500,000 bodily injury and replacement value property damage coverage for the Facilities and shall provide Alliance with a certificate of insurance evidencing such coverage.

6. ALTERATIONS, ADDITIONS AND IMPROVEMENTS TO PROPERTY. Alliance may make such alterations, additions or improvements in such parts of the Facilities as it deems necessary for its purposes; provided, however, Alliance must obtain the consent of Producer prior to any such alteration, addition or improvement. Any fixtures erected in or attached to the Facilities by Alliance may be removed by Alliance at the termination of this Agreement, provided that any such removal shall not permanently injure the building.

7. PAYMENT TO PRODUCER. Alliance shall pay Producer, subject to Producer's compliance with the terms and conditions of this Agreement, a monthly payment determined by using the following payment calculation:

       Monthly Payment = $31.50 x Pig Spaces

                             12

Such payment shall be paid to Producer approximately 14 days after the start of each month. Producer and Alliance acknowledge and agree that for the Term (as defined herein), Producer shall look solely to Alliance for any and all payments due hereunder; provided, however, the parties hereto agree that any partial calendar month of the Term shall be prorated according to the actual number of days said pig spaces are available for use by Alliance. This Agreement is for 5,640 pig spaces.

8. TERM AND TERMINATION. This Agreement shall commence on 5-1, 1997 and shall remain in full force and effect, unless terminated earlier according to the terms hereof, for a period of 14 months thereafter (the "Initial Term"). After the expiration of the Initial Term, and with the consent of Farmland, this Agreement shall continue thereafter on a month to month basis, upon the same terms and conditions provided herein, except that Alliance may terminate this Agreement at any time thereafter upon thirty (30) days prior written notice (the Initial Term together with any subsequent extension thereof shall hereinafter be defined as the "Term").

9. CONDITION OF PREMISES UPON TERMINATION. Alliance agrees to give up possession of the Facilities upon the expiration of the Term in as good as condition as when the Term began, normal wear and tear, loss by fire, other casualty or inevitable accident excepted.

10. WAIVER OF PROPERTY DAMAGE. Subject to the provisions of Section 9 hereof, Producer hereby waives any and all claims for recovery from Alliance or Farmland for loss or damage to Producer's property caused directly or indirectly by the swine.

11. EVENTS OF DEFAULT. Producer shall be in default upon the happening of any of the following events:

     a)Default under any financing agreement, security agreement, note or any other document, writing or instrument evidencing an obligation of Producer to a lending institution;
     b)Actual or attempted levy, seizure or attachment of any of the swine or any of Alliance's property delivered to the Facilities or otherwise to Producer;

     c)Producer using abusive language or threatening physical harm to Alliance or its authorized representatives or preventing or impeding Alliance or its authorized representatives from accessing the Facilities or the swine;

     d)Insolvency or bankruptcy of the Producer;

     e)The happening of any event which in the opinion of Alliance endangers or impairs the swine or Alliance's property;

     f)Failure of Producer to perform its obligations under this Agreement; or

     g)Any representation or warranty made by Producer or on behalf of Producer proves to be incorrect or otherwise misleading.

12. ACTION BY ALLIANCE ON DEFAULT OF PRODUCER. This Agreement may be terminated by Alliance in the event of any default by Producer, upon written notice by Alliance to Farmland and Producer of such default, and the default remains uncured for a period of ten (10) days (or such longer period as required by law) from the date of the notice of such default. In the event there are two defaults by Producer of a same or similar nature in any one year period which are cured by Producer, upon the happening of a third default by Producer of a same or similar nature to the first two defaults within such one year period, Alliance shall have the right to terminate this Agreement without the Producer having any cure rights. Alliance reserves the right to exercise any other rights it may have at law or in equity.

     Notwithstanding the provisions of this Section, Alliance shall have the right to immediately remove the swine, if, in its sole judgment, such removal is reasonably necessary to protect the swine or Alliance's interest therein from imminent danger, and Alliance shall have the right to terminate this Agreement.

13. WAIVER OF DEFAULT. No waiver by Alliance of any default shall operate as a waiver of any other default or of the same default on a future occasion.

14. INDEPENDENT CONTRACTOR. The relationship created by this Agreement is that of independent contractor and nothing contained herein is intended or shall be construed as creating any agency, employer-employee or other relationship.

15. FACILITIES LOCATION. The Facilities shall be located at such location or locations as is designated in the Grow/Finish Agreement.

16. OWNERSHIP. Producer understands and agrees that all swine delivered to the Facilities during the term of this Agreement are the property of Alliance, and the swine and all increase thereof, if any, shall be and at all times remain the property of Alliance. Producer shall have no ownership interest of any kind in any of the swine. Producer shall execute any UCC-1 financing statement or other documents Alliance deems necessary or advisable to protect Alliance's ownership of the swine.

17. LIENS. Producer waives any right Producer may have to assert and agrees not to assert or permit to be asserted any lien upon any of the swine which are the subject matter of this Agreement and will INDEMNIFY, REIMBURSE AND HOLD ALLIANCE HARMLESS from any and all such liens or claims to any of the swine or the proceeds thereof.

18. ASSIGNMENT AND MODIFICATION. This Agreement is binding on the heirs, executors, and assigns of the parties. This Agreement cannot be changed, modified or assigned without the prior written consent of both parties.
19. NO JOINT VENTURE. Nothing contained herein shall create a partnership, nor joint venture between Producer and Alliance, Producer and Farmland, Alliance and Farmland or any combination thereof.

20. HEADINGS. The headings used in this Agreement are inserted for convenience only and constitute neither a portion of this Agreement nor in any manner affect the provisions or interpretations of this Agreement.

21. CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without reference to its conflict of law rules.

22. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.



     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


PRODUCER

By: /s/ Donald Rutledge

Name: Triple R
Title: President

10639 C Rd 30, Yuma, Co
(Address)

970-848-2549
(Telephone No.)


(Social Security No.)



ALLIANCE FARMS COOPERATIVE ASSOCIATION

By: /s/ Wayne N. Snyder

Name: Wayne N. Snyder

Title: President



FARMLAND INDUSTRIES, INC.

By: /s/ Gary E. Evans

Name: Gary E. Evans

Title: Executive Vice President